CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made as of the 31’st day of July, 2006 by and between Mr. Clayton E. Woodrum (the “Consultant”), and Adera Mines Limited whose address is 20710 Lassen Street Chatsworth, California 91311 (the “Company”), in reference to the following:

RECITALS

A. The Company is acquiring the stock and assets of an operating Company known as Chatsworth Acquisition Corporation and in connection with such acquisition is obtaining financing in the amount of $6,000,000 the (“Financing”).

B. It is a condition to the closing of the Financing that the Company obtains the services of Consultant to perform the functions of the chief financial officer (“CFO”) for the Company after the Financing is closed.

C. The Consultant desires to perform the duties and tasks associated with being the CFO of the Company as set forth in this Agreement and as the Board of Directors may determine form time to time and the Company wishes to retain the Consultant for such services.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

AGREEMENT

1. Term. The Company retains the Consultant and the Consultant accepts this appointment with the Company for a period of twelve months, beginning on July 31, 2006 and ending on July 30, 2007 (the “Term”)

2. Duties of Consultant. The Consultant agrees to perform the consulting services (the “Services” set forth on Exhibit “A” to this Agreement and made a part of it. The Consultant will determine the method, details and means of performing the services. The Consultant may, with the prior consent of the Chief Executive Officer, use employees or other subcontractors to assist the Consultant with the performance of the services. The Services may be modified from time to time by the Board of Directors of the Company.

3. Compensation.

(a) Cash. The Company shall pay to the Consultant, as compensation for the services, a monthly retainer of $8,000.00, payable on the first business day of each month.

(b) Options. The Company hereby grants to the Consultant options to purchase 500,000 shares of common stock of the Company, at a price per share of $0.30. The option shall exercisable be for a term of three years from the date hereof. The Option shall be exercisable for cash for the first twelve months and thereafter exercisable on a “cashless” basis. Following Board approval of our 2006 Equity Incentive Plan (the “Plan”) (which is anticipated by August 30, 2006), your option grant shall be from the Plan and shall be subject to the terms thereof. The form of Option Agreement is attached hereto as Exhibit B.

4. Nondisclosure.

4.1 Property Belonging to Company. The Consultant agrees that all developments, ideas, devices, improvements, discoveries, apparatus, practices, processes, methods, concepts and products (collectively the “Inventions”) developed by the Consultant during the term of this Agreement are the exclusive property of the Company and shall belong to the Company.

4.2 Access to Confidential Information. The Consultant agrees that during the term of the business relationship between the Consultant and the Company, the Consultant will have access to and become acquainted with confidential proprietary information (“Confidential Information”) which is owned by the Company and is regularly used in the operation of the Company’s business. The Consultant agrees that the term “Confidential Information” as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company is engaged, or in which the Company may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company. The Consultant agrees that the term “Confidential Information” includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, “know-how,” negative “know-how,” trade secrets, customer and supplier identities, characteristics and terms of agreement, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisitions plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The Consultant acknowledges that all Confidential Information, whether prepared by the Consultant or otherwise acquired by the Consultant in any other way, shall remain the exclusive property of the Company.

4.3 No Unfair Use by Consultant. The Consultant promises and agrees that the Consultant (which shall include its employees and contractors) shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Company’s Confidential Information, either directly or indirectly, nor will the Consultant use the Confidential Information in any way or at any time except as required in the course of the Consultant’s business relationship with the Company. The Consultant agrees that the sale or unauthorized use or disclosure of any of the Company’s Confidential Information constitutes unfair competition. The Consultant promises and agrees not to engage in any unfair competition with the Company and will take measures that are appropriate to prevent its employees or contractors from engaging in unfair competition with the Company.

4.4 Further Acts. The Consultant agrees that, at any time during the term of this Agreement or any extension thereof, upon the request of the Company and without further compensation, but at no expense to the Consultant, the Consultant shall perform any lawful acts, including the execution of papers and oaths and the giving of testimony, that in the opinion of the Company, its successors or assigns, may be necessary or desirable in order to obtain, sustain, reissue and renew, and in order to enforce, perfect, record and maintain, patent applications and United States and foreign patents on the Company’s inventions, and copyright registrations on the Company’s inventions.

4.5 Obligations Survive Agreement. The Consultant’s obligations under this S Section 4 shall survive the expiration or termination of this Agreement for a period of three (3) years.

5. Termination.

5.1 Termination on Default. Should either party default in the performance of this Agreement or materially breach any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Termination shall be effective immediately on receipt of said notice. For purposes of this section, material breaches of this Agreement shall include, but not be limited to, (i) the failure by the Company to pay the compensation set forth in section 3 above; (ii) the willful breach or habitual neglect by the Consultant of the duties which it is required to perform under the terms of this Agreement; (iii) the Consultant’s commission of acts of dishonesty, fraud, or misrepresentation; (iv) the failure by the Consultant to conform in all material respects to all laws and regulations governing the Consultant’s duties under this Agreement; or (v) the commission by the Consultant of any act that tends to bring the Company into public scandal or which will reflect unfavorably on the reputation of the Company.

5.2 Termination on Notice. Either party may terminate this Agreement at any time by giving thirty (30) days written notice to the other party.

5.3 Automatic Termination. This Agreement terminates automatically on the occurrence of any of the following events: (i) the bankruptcy or insolvency of either party; or (ii) the death or disability of the Consultant.

5.4 Return of Company Property. Upon the termination or expiration of this Agreement, the Consultant shall immediately transfer to the Company all files (including, but not limited to, electronic files), records, documents, drawings, specifications, equipment and similar items in its possession relating to the business of the Company or its Confidential Information (including the work product of the Consultant created pursuant to this Agreement).

6. Status of Consultant. The Consultant understands and agrees that its employees are not employees of the Company and that its employees shall not be entitled to receive employee benefits from the Company, including, but not limited to, sick leave, vacation, retirement, death benefits, or an automobile. The Consultant shall be responsible for providing, at the Consultant’s expense and in the Consultant’s name, disability, worker’s compensation or other insurance as well as licenses and permits usual or necessary for conducting the services hereunder. Furthermore, the Consultant shall pay, when and as due, any and all taxes incurred as a result of the Consultant’s compensation hereunder, including estimated taxes, and shall provide the Company with proof of said payments, upon demand. The Consultant hereby agrees to indemnify the Company for any claims, losses, costs, fees, liabilities, damages or injuries suffered by the Company arising out of the Consultant’s breach of this section.

7. Representations by Consultant. The Consultant represents that the Consultant has the qualifications and ability to perform the services in a professional manner, without the advice, control, or supervision of the Company. The Consultant shall indemnify, defend, and hold harmless the Company, and the Company’s officers, directors, and shareholders from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including, without limitation, interest, penalties, and reasonable attorney fees and costs, that the Company may incur or suffer and that arise, result from, or are related to any breach or failure of the Consultant to perform any of the representations, warranties and agreements contained in this Agreement.

8. Business Expenses. The Company shall reimburse the Consultant for all reasonable business expenses incurred by the Consultant, provided that each such expenditure qualifies as a proper deduction on the Company’s federal and state income tax return and provided such expenses are approved in advance by the Chief Executive Officer. Each such expenditure shall be reimbursable only if the Consultant furnishes to the Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of that expenditure as an income tax deduction.

9. Notices.  Unless otherwise specifically provided in this Agreement, all notices or other communications (collectively and severally called “Notices”) required or permitted to be given under this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), or (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt). Notices shall be addressed to the address set forth in the introductory section of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other party.

10. Choice of Law and Venue. This Agreement shall be governed according to the laws of the State of California. Venue for any legal or equitable action between the Company and the Consultant which relates to this Agreement shall be in the County of Los Angeles.

11. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the services to be rendered by the Consultant to the Company and contains all of the covenants and agreements between the parties with respect to the services to be rendered by the Consultant to the Company in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which is not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

12. Counterparts. This Agreement may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

13. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

14. Preparation of Agreement. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

15. No Assignment of Rights or Delegation of Duties by Consultant; Company’s Right to Assign. The Consultant’s rights and benefits under this Agreement are personal to it and therefore no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer. The Company may assign its rights and delegate its obligations under this Agreement to any other person or entity.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

17. Electronically Transmitted Documents. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

WHEREFORE, the parties have executed this Agreement on the date first written above.

“CONSULTANT”

By:
Clayton E. Woodrum

“COMPANY”
Adera Mines Limited

By:
J. Stewart Asbury III, its President

EXHIBIT “A”

DUTIES OF CONSULTANT

All duties of a Chief Financial Officer including overseeing the financial books and records of the Company, preparing financial statements, preparing reports and registrations with the Securities and Exchange Commission (“SEC”), coordinating the audit of the Company’s books and records and financial statements, maintaining the Company’s compliance with all accounting regulations applicable to the Company, coordinating the Company’s compliance with the accounting and financial regulations of the SEC, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations thereunder, including the Sarbanes-Oxley Act, hiring and supervising personnel in the booking keeping and accounting functions of the Company, reporting to the Chief Executive Officer or Board of Directors, as the Board of Directors may from time to time determine, together with all related or ancillary duties and services necessary or desirable to fulfill the foregoing.

EXHIBIT “B”

OPTION Agreement